News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Second Quarter Results

Terre Haute, Indiana, July 26, 2022 – First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2022.

•Net income was $15.6 million compared to $16.6 million for the same period of 2021;

•Diluted net income per common share of $1.27 compared to $1.24 for the same period of 2021;

•Return on average assets was 1.24% compared to 1.40% for the three months ended June 30, 2021;

•Credit loss provision was $750 thousand compared to negative provision for credit losses of $2.3 million for the second quarter 2021; and

•Pre-tax, pre-provision net income was $19.7 million compared to $18.6 million for the same period in 2021.1

The Corporation further reported results for the six months ending June 30, 2022:

•Net income was $36.5 million compared to $29.5 million for the same period of 2021;

•Diluted net income per common share of $2.95 compared to $2.19 for the same period of 2021;

•Return on average assets was 1.43% compared to 1.26% for the six months ended June 30, 2021;

•Negative provision for credit losses was $5.8 million compared to negative provision for credit losses of $1.7 million for the six months ended June 30, 2021; and

•Pre-tax, pre-provision net income was $39.4 million compared to $35.1 million for the same period in 2021.1
1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

“We are pleased with our second quarter results” said Norman L. Lowery, Chairman and Chief Executive Officer. “Loan growth continues to be strong which contributed to our fifth straight quarter of net interest income growth.”

Average Total Loans
Average total loans for the second quarter of 2022 were $2.83 billion versus $2.62 billion for the comparable period in 2021, an increase of $206 million or 7.86%.

Total Loans Outstanding
Total loans outstanding as of June 30, 2022 were $2.89 billion compared to $2.57 billion as of June 30, 2021, an increase of $319 million or 12.41%. On a linked quarter basis, total loans increased $82.9 million or 2.95% from $2.80 billion as of March 31, 2022.

Average Total Deposits
Average total deposits for the quarter ended June 30, 2022, were $4.42 billion versus $3.98 billion as of June 30, 2021, an increase of $436 million or 10.93%.

Total Deposits
Total deposits were $4.38 billion as of June 30, 2022, compared to $3.99 billion as of June 30, 2021, an increase of $395 million or 9.89%.

Book Value Per Share
Book Value per share was $38.36 at June 30, 2022, compared to $45.08 at June 30, 2021. The decrease was partially driven by the repurchase of 1,056,597 shares of the Corporation's common stock.

Shareholder Equity
Shareholder equity at June 30, 2022, was $461.5 million compared to $588.2 million on June 30, 2021. In the quarter the Corporation repurchased 404,186 shares of its common stock.

Tangible Common Equity to Tangible Asset Ratio
The Corporation’s tangible common equity to tangible asset ratio was 7.48% at June 30, 2022, compared to 10.75% at June 30, 2021. The decrease was partially driven by the aforementioned share repurchases.

Net Interest Income
Net interest income for the second quarter of 2022 was $40.5 million, compared to $35.6 million reported for the same period of 2021, an increase of $4.8 million or 13.59%.

Net Interest Margin
The net interest margin for the quarter ended June 30, 2022, was 3.46% compared to the 3.23% reported at June 30, 2021. On a linked quarter basis, the net interest margin increased 30 basis points from 3.16% as of March 31, 2022.

Nonperforming Loans
Nonperforming loans as of June 30, 2022, were $13.5 million versus $20.0 million as of June 30, 2021. The ratio of nonperforming loans to total loans and leases was 0.47% as of June 30, 2022, versus 0.78% as of June 30, 2021.

Credit Loss Provision
The provision for credit losses for the three months ended June 30, 2022 was $750 thousand, compared to a negative provision for credit losses of $2.2 million for the second quarter 2021.

Net Charge-Offs
In the second quarter of 2022 net recoveries were $202 thousand compared to $152 thousand in the same period of 2021.

Allowance for Credit Losses
The Corporation’s allowance for credit losses as of June 30, 2022, was $41.5 million compared to $44.7 million as of June 30, 2021. The allowance for credit losses as a percent of total loans was 1.44% as of June 30, 2022, compared to 1.74% as of June 30, 2021.

Non-Interest Income
Non-interest income for the three months ended June 30, 2022 and 2021 was $10.3 million and $10.9 million, respectively.

Non-Interest Expense
Non-interest expense for the three months ended June 30, 2022, was $30.7 million compared to $28.0 million in 2021. The year-over-year change is, in part, impacted by the acquisition of Hancock Bancorp in the third quarter of 2021.

Efficiency Ratio
The Corporation’s efficiency ratio was 59.06% for the quarter ending June 30, 2022, versus 58.75% for the same period in 2021.

Income Taxes
Income tax expense for the three months ended June 30, 2022, was $3.7 million versus $4.1 million for the same period in 2021. The effective tax rate for 2022 was 19.17% compared to 19.97% for 2021.

About First Financial Corporation
First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. First Financial Bank N.A., the fifth oldest national bank in the United States, operates 78 banking centers in Illinois, Indiana, Kentucky and Tennessee. Additional information is available at www.first-online.bank.

Investor Contact:
Rodger A. McHargue
Chief Financial Officer
P: 812-238-6334
E: rmchargue@first-online.com

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
END OF PERIOD BALANCES
Assets	$5,006,648	$5,081,794	$4,756,284	$5,006,648	$4,756,284
Deposits	$4,383,257	$4,395,190	$3,988,751	$4,383,257	$3,988,751
Loans, including net deferred loan costs	$2,887,527	$2,804,650	$2,568,713	$2,887,527	$2,568,713
Allowance for Credit Losses	$41,468	$40,516	$41,756	$41,468	$41,756
Total Equity	$461,531	$525,444	$588,163	$461,531	$588,163
Tangible Common Equity (a)	$367,210	$431,629	$501,459	$367,210	$501,459

AVERAGE BALANCES
Total Assets	$5,046,846	$5,149,642	$4,751,068	$5,098,244	$4,675,909
Earning Assets	$4,809,570	$4,927,680	$4,552,581	$4,868,625	$4,478,345
Investments	$1,432,321	$1,468,471	$1,244,551	$1,450,396	$1,188,995
Loans	$2,825,684	$2,777,168	$2,619,887	$2,801,426	$2,630,089
Total Deposits	$4,416,542	$4,427,806	$3,981,243	$4,422,174	$3,898,974
Interest-Bearing Deposits	$3,519,122	$3,525,766	$3,173,782	$3,522,444	$3,116,536
Interest-Bearing Liabilities	$103,223	$106,005	$101,594	$104,614	$106,021
Total Equity	$494,233	$565,123	$600,599	$529,678	$600,634

INCOME STATEMENT DATA
Net Interest Income	$40,469	$37,811	$35,628	$78,280	$70,541
Net Interest Income Fully Tax Equivalent (b)	$41,665	$38,908	$36,719	$80,573	$72,678
Provision for Credit Losses	$750	$(6,550)	$(2,196)	$(5,800)	$(1,744)
Non-interest Income	$10,270	$13,738	$10,931	$24,008	$20,225
Non-interest Expense	$30,674	$31,344	$27,996	$62,018	$55,635
Net Income	$15,613	$20,924	$16,614	$36,537	$29,491

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.27	$1.67	$1.24	$2.95	$2.19
Cash Dividends Declared Per Common Share	$0.54	$—	$0.53	$0.54	$0.53
Book Value Per Common Share	$38.36	$42.25	$45.08	$38.36	$45.08
Tangible Book Value Per Common Share (c)	$32.65	$34.71	$38.31	$30.52	$38.43
Basic Weighted Average Common Shares Outstanding	12,248	12,538	13,414	12,393	13,473
(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Return on average assets	1.24%	1.63%	1.40%	1.43%	1.26%
Return on average common shareholder's equity	12.64%	14.81%	11.06%	13.80%	9.82%
Efficiency ratio	59.06%	59.54%	58.75%	59.30%	59.89%
Average equity to average assets	9.79%	10.97%	12.64%	10.39%	12.85%
Net interest margin (a)	3.46%	3.16%	3.23%	3.31%	3.25%
Net charge-offs to average loans and leases	(0.03)%	0.18%	(0.02)%	0.07%	0.04%
Credit loss reserve to loans and leases	1.44%	1.44%	1.74%	1.44%	1.74%
Credit loss reserve to nonperforming loans	306.97%	312.60%	223.46%	306.97%	223.46%
Nonperforming loans to loans and leases	0.47%	0.46%	0.78%	0.47%	0.78%
Tier 1 leverage	9.97%	9.94%	10.72%	9.97%	10.72%
Risk-based capital - Tier 1	13.51%	14.46%	17.15%	13.51%	17.15%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Accruing loans and leases past due 30-89 days	$20,273	$13,698	$9,430	$20,273	$9,430
Accruing loans and leases past due 90 days or more	$980	$707	$1,202	$980	$1,202
Nonaccrual loans and leases	$8,383	$7,712	$14,356	$8,383	$14,356
Total troubled debt restructuring	$4,146	$4,542	$4,460	$4,146	$4,460
Other real estate owned	$170	$236	$989	$170	$989
Nonperforming loans and other real estate owned	$13,679	$13,197	$21,007	$13,679	$21,007
Total nonperforming assets	$16,766	$16,728	$24,272	$16,766	$24,272
Gross charge-offs	$2,411	$3,254	$1,151	$5,665	$3,489
Recoveries	$2,613	$2,015	$1,303	$4,628	$2,913
Net charge-offs/(recoveries)	$(202)	$1,239	$(152)	$1,037	$576

Non-GAAP Reconciliations	Three Months Ended June 30,
	2022	2021
($ in thousands, except EPS)
Income before Income Taxes	$19,315	$20,759
Provision for credit losses	750	(2,196)
Provision for unfunded commitments	(350)	—
Pre-tax, Pre-provision Income	$19,715	$18,563

Non-GAAP Reconciliations	Six Months Ended June 30,
	2022	2021
($ in thousands, except EPS)
Income before Income Taxes	$46,070	$36,875
Provision for credit losses	(5,800)	(1,744)
Provision for unfunded commitments	(850)	—
Pre-tax, Pre-provision Income	$39,420	$35,131

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash and due from banks	$412,136	$682,807
Federal funds sold	11,133	308
Securities available-for-sale	1,338,452	1,364,734
Loans:
Commercial	1,707,105	1,674,066
Residential	670,641	664,509
Consumer	509,781	474,026
	2,887,527	2,812,601
(Less) plus:
Net deferred loan costs	4,961	3,294
Allowance for credit losses	(41,468)	(48,305)
	2,851,020	2,767,590
Restricted stock	15,620	16,200
Accrued interest receivable	16,701	16,946
Premises and equipment, net	69,022	69,522
Bank-owned life insurance	117,695	116,997
Goodwill	86,985	86,135
Other intangible assets	7,336	8,024
Other real estate owned	170	108
Other assets	80,378	45,728
TOTAL ASSETS	$5,006,648	$5,175,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$886,204	$914,933
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	60,311	74,015
Other interest-bearing deposits	3,436,742	3,420,621
	4,383,257	4,409,569
Short-term borrowings	84,232	93,374
FHLB advances	15,912	15,937
Other liabilities	61,716	73,643
TOTAL LIABILITIES	4,545,117	4,592,523

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,114,992 in 2022 and 16,096,313 in 2021
Outstanding shares-12,031,123 in 2022 and 12,629,893 in 2021	2,011	2,009
Additional paid-in capital	142,390	141,979
Retained earnings	589,169	559,139
Accumulated other comprehensive income/(loss)	(126,630)	(2,426)
Less: Treasury shares at cost-4,083,869 in 2022 and 3,466,420 in 2021	(145,409)	(118,125)
TOTAL SHAREHOLDERS’ EQUITY	461,531	582,576
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,006,648	$5,175,099

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$34,305	$31,966	$66,662	$63,823
Securities:
Taxable	6,048	3,355	10,631	6,434
Tax-exempt	2,492	2,163	4,840	4,237
Other	358	387	723	733
TOTAL INTEREST INCOME	43,203	37,871	82,856	75,227
INTEREST EXPENSE:
Deposits	2,473	2,090	4,149	4,376
Short-term borrowings	176	94	258	192
Other borrowings	85	59	169	118
TOTAL INTEREST EXPENSE	2,734	2,243	4,576	4,686
NET INTEREST INCOME	40,469	35,628	78,280	70,541
Provision for credit losses	750	(2,196)	(5,800)	(1,744)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	39,719	37,824	84,080	72,285
NON-INTEREST INCOME:
Trust and financial services	1,300	1,313	2,672	2,618
Service charges and fees on deposit accounts	2,886	2,327	5,736	4,570
Other service charges and fees	4,997	5,039	9,396	9,281
Securities gains (losses), net	—	258	5	106
Gain on sales of mortgage loans	603	1,450	1,265	2,843
Other	484	544	4,934	807
TOTAL NON-INTEREST INCOME	10,270	10,931	24,008	20,225
NON-INTEREST EXPENSE:
Salaries and employee benefits	15,668	16,031	33,010	31,708
Occupancy expense	2,372	2,002	4,894	4,151
Equipment expense	2,959	2,440	5,866	5,018
FDIC Expense	542	287	970	585
Other	9,133	7,236	17,278	14,173
TOTAL NON-INTEREST EXPENSE	30,674	27,996	62,018	55,635
INCOME BEFORE INCOME TAXES	19,315	20,759	46,070	36,875
Provision for income taxes	3,702	4,145	9,533	7,384
NET INCOME	15,613	16,614	36,537	29,491
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(55,919)	1,772	(124,833)	(9,296)
Change in funded status of post retirement benefits, net of taxes	314	472	629	944
COMPREHENSIVE INCOME (LOSS)	$(39,992)	$18,858	$(87,667)	$21,139
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.27	$1.24	$2.95	$2.19
Weighted average number of shares outstanding (in thousands)	12,248	13,414	12,393	13,473